Exhibit 10.13

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Amended and Restated

Effective January 1, 2005

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

(i)

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

ARTICLE IV	CREDITING DEFERRALS TO ACCOUNTS	9

ARTICLE V	INVESTMENT MEASURES	10

5.01.	Investment Subaccounts	10
5.02.	Investment Options	10
5.03.	Investment Direction	10
5.04.	New Investment Directions	10
5.05.	Investment Transfers	10
5.06.	Crediting Earnings & Losses	11

ARTICLE VI	VESTING	12

ARTICLE VII	DISTRIBUTIONS	13

7.01.	Distribution Elections	13
7.02.	Commencement of Distributions	13
7.03.	Medium of Payment	14
7.04.	Form of Payment	14
7.05.	Changing Distribution Election	14
7.06.	Hardship Distributions	14

ARTICLE VIII	COMPANY’S OBLIGATION	15

ARTICLE IX	CONTROL BY PARTICIPANT	16

ARTICLE X	AMENDMENT OR TERMINATION	17

ARTICLE XI	ADMINISTRATION	18

11.01.	Committee	18
11.02.	Indemnification	18
11.03.	Eligibility Determinations	18
11.04.	Information to Committee	18
11.05.	Notices	18
11.06.	Waiver	18
11.07.	Binding Nature of Plan	19
11.08.	Construction	19

EXHIBIT I INVESTMENT OPTIONS

(ii)

PURPOSE

The Owens & Minor, Inc. Executive Deferred Compensation Plan (the “Plan”) is intended to constitute a deferred compensation plan for a select group of management and highly compensated employees of the Company and its Affiliates as those terms are used in the Employee Retirement Income Security Act of 1974. The Plan will be administered and interpreted in a manner that is consistent with that intent.

The Plan was originally effective as of                          , 2004. The Plan, as amended and restated herein, is intended to satisfy the requirements of Section 409A of the Code. The Plan will be administered and interpreted in a manner that is consistent with that intent. this amendment and restatement of the Plan is effective as of January 1, 2005.

ARTICLE I

DEFINITIONS

The following definitions apply to this Plan and to the Deferral Election Forms and Beneficiary Designation Forms.

1.01.	Account

Account means an unfunded deferred compensation account established to record a Participant’s interest in the Plan. The term Account encompasses the subaccounts established for each Investment Option.

1.02.	Affiliate

Affiliate means

(a) any entity that is a member of a controlled group of corporations as defined in Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(c), of which the Company is a member according to Code section 414(b); or

(b) an unincorporated trade or business that is under common control with the Company as determined according to Code section 414(c).

1.03.	Beneficiary or Beneficiaries

Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in Article VII of this Plan to receive a Deferred Benefit payment. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Deferred Benefit, the Participant’s Beneficiary is the first of the following who survives the Participant: a Participant’s spouse (the person legally married to the Participant when the Participant dies); the Participant’s children in equal shares; and the Participant’s estate.

1.04.	Beneficiary Designation Form

Beneficiary Designation Form means a form acceptable to the Committee used by a Participant according to this Plan to name his or her Beneficiary or Beneficiaries who will receive all Deferred Benefit and payments under this Plan if he dies.

1.05.	Board

Board means the board of directors of the Company.

1.06.	Cash Bonus

Cash Bonus, with respect to a Deferral Year, means any bonus or other similar payment from the Company or an Affiliate that is (i) paid to an Eligible Employee in cash, and (ii) is

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EXECUTIVE DEFERRED COMPENSATION PLAN

based on the performance of the Company, an Affiliate, the Eligible Employee, or any of them, during the Deferral Year, even if paid after the close of the Deferral Year.

1.07.	Change of Control

Change of Control means any of the following events:

(a) Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(b) During any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board of nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

(c) The stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquired more than 20% of the combined voting power of the Company’s then outstanding securities; or

(d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, the occurrence of one of the preceding events shall not constitute a Change in Control unless it also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, all as determined in accordance with the regulations under Section 409A of the Code.

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1.08.	Code

Code means the Internal Revenue Code of 1986, as amended.

1.09.	Committee

Committee means the Compensation and Benefits Committee of the Board.

1.10.	Company

Company means Owens & Minor, Inc. and any successor business by merger, purchase, or otherwise that maintains the Plan.

1.11.	Compensation

Compensation means an Eligible Employee’s aggregate combined Salary and Cash Bonus for a Deferral Year.

1.12.	Control Change Date

Control Change Date means the date on which a Change of Control occurs. If a Change of Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.13.	Deferral Election Form

Deferral Election Form means a document governed by the provisions of Articles III, V and VII of this Plan, including (i) the portion that is the Distribution Election Form and (ii) the related Beneficiary Designation Form that applies to all of that Participant’s Deferred Benefits under the Plan.

1.14.	Deferral Year

Deferral Year means a calendar year for which a Participant has an operative Deferral Election Form.

1.15.	Deferred Benefit

Deferred Benefit means the benefit payable under the Plan.

1.16.	Disability or Disabled

Disability or Disabled means that a Participant is unable to perform the material duties of his position with the Company or an Affiliate on account of a mental or physical condition or impairment as determined by the Committee in its sole and absolute discretion.

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1.17.	Distribution Election Form

Distribution Election Form means that part of a Deferral Election Form used by a Participant according to this Plan to establish the duration of deferral and the frequency of payments of a Deferred Benefit. If a Deferred Benefit has no Distribution Election Form that is operative according to Article III, distribution of that Deferred Benefit is governed by Article VII.

1.18.	Election Date

Election Date means the date established by this Plan as the last date on which an Eligible Employee may submit a valid Deferral Election Form to the Committee. Except as provided in the following paragraph, the Election Date for each Deferral Year is December 31 of the preceding calendar year.

Notwithstanding the preceding paragraph, Election Date means the thirtieth day after an individual becomes an Eligible Employee if the individual was not previously eligible to participate in a nonqualified deferred compensation plan maintained by the Company or an Affiliate that provided a benefit based on the value of each participant’s account. A Deferral Election Form that is submitted to the Committee pursuant to the preceding sentence may defer Salary and Cash Bonus that is earned and payable after the date of the Deferral Election Form; provided, however, that only a pro rata amount of the Cash Bonus may be affected by the Deferral Election Form if the performance measurement period for the Cash Bonus began before the date of the Deferral Election Form. The pro ration shall be determined based on the number of days remaining in the performance measurement period for the Cash Bonus after the date of the Deferral Election Form and the total number of days in the performance measurement period.

1.19.	Eligible Employee

Eligible Employee means an employee of the Company or an Affiliate who is a member of a select group of management or a highly compensated employee (as such terms are used in Section 201(2) of the Employee Retirement Income Security Act of 1974), and who is designated by the Committee as eligible to elect a Deferred Benefit under Article III. Once an individual is designated by the Committee as eligible to elect a Deferred Benefit under Article III, such employee shall continue to be an Eligible Employee until the date he is no longer a member of management or a highly compensated employee or the date the Committee declares he or she is no longer eligible to elect a Deferred Benefit.

1.20.	Investment Options

Investment Options shall mean the investment options shown on Exhibit I, or otherwise announced by the Committee from time to time.

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1.21.	Participant

Participant, with respect to any Deferral Year, means an Eligible Employee whose Deferral Election Form is operative for that Deferral Year according to Article III of this Plan.

1.22.	Plan

Plan means the Owens & Minor, Inc. Executive Deferred Compensation Plan.

1.23.	Salary

Salary means an Eligible Employee’s base salary and does not include bonuses or other payments from the Company or an Affiliate that are not made on a regular basis.

1.24.	Specified Employee

Specified Employee means a Participant who is a “specified employee” under Section 409A of the Code.

1.25.	Terminate, Terminating, or Termination

Terminate, Terminating, or Termination, with respect to a Participant, mean cessation of an employment relationship with the Company or an Affiliate whether by death, Disability, retirement or severance for any other reason. Terminate, Terminating, or Termination do not include situations where the Participant transfers employment among the Company and one of its Affiliates.

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ARTICLE II

PARTICIPATION

An Eligible Employee becomes a Participant for any Deferral Year by filing a valid Deferral Election Form according to Article III on or before the applicable Election Date but only if his or her Deferral Election Form is operative according to Article III. An Eligible Employee who becomes a Participant will continue to be a Participant as long as an Account is being maintained (or is required to be maintained under the terms of the Plan) for him or her.

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ARTICLE III

DEFERRAL ELECTIONS

3.01.	Eligibility To Make Deferral Election

An individual may elect a Deferred Benefit for any Deferral Year if he or she is an Eligible Employee at the beginning of that Deferral Year. An individual may elect a Deferred Benefit for the Deferral Year in which he or she first becomes an Eligible Employee only as permitted under the second paragraph of Section 1.18. Each Eligible Employee will be provided a Deferral Election Form by the Committee before the first day of a Deferral Year and each individual who first becomes an Eligible Employee and who is entitled to elect a Deferred Benefit under the second paragraph of Section 1.18 will be provided a Deferral Election Form by the Committee within thirty days after first becoming an Eligible Employee.

3.02.	Effectiveness of Deferral Election

A Deferral Election Form is effective when it is completed, signed by the electing Eligible Employee and received by the Committee. A single Deferral Election Form may apply to each element of an Eligible Employee’s Compensation (e.g., Salary and Cash Bonus) for a Deferral Year. Alternatively, an Eligible Employee may have more than one Deferral Election Form for a Deferral Year; provided, however, that only one Deferral Election Form will be effective with respect to a particular element of the Eligible Employee’s Compensation.

3.03.	Compensation That May Be Deferred

(a) A Deferral Election Form may result in the deferral of Compensation, only if it is effective on or before the applicable Election Date.

(b) Subject to the requirements of Section 3.03(a), an Eligible Employee may elect to defer:

(1) Up to     % of Salary (in multiples of 1%); and

(2) Up to     % of Cash Bonus (in multiples of 1%).

3.04.	Deferral Election Irrevocable

An Eligible Employee may not revoke a Deferral Election Form as to an element of Compensation after the applicable Election Date. Any revocation before the applicable Election Date is the same as a failure to submit a Deferral Election Form or a Distribution Election Form as to the particular element or elements of Compensation covered by the revocation. Any writing signed by an Eligible Employee expressing an intention to revoke his or her Deferral Election Form, in whole or in part, and delivered to the Committee before the close of business on the applicable Election Date is a revocation.

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3.05.	Rejection of Deferral Election

If it does so before the applicable Election Date, the Committee may reject any Deferral Election Form, in whole or in part, and the Committee is not required to state a reason for any rejection. The Committee’s rejections must be made on a uniform basis with respect to similarly situated Participants. If the Committee rejects a Deferral Election Form, the Participant must be paid the Compensation he or she would then have been entitled to receive if he or she had not submitted the rejected Deferral Election Form.

3.06.	Effect of No Election

An Eligible Employee who has not submitted a valid Deferral Election Form to the Committee on or before the applicable Election Date may not defer any Compensation for the Deferral Year under this Plan.

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ARTICLE IV

CREDITING DEFERRALS TO ACCOUNTS

Compensation that is deferred under this Plan shall be credited to the Participant’s Account as follows:

(1) Salary deferrals shall be credited to the Participant’s Account as of the last day of the payroll period in which the deferred Salary would have been paid to the Participant; and

(2) Cash Bonus deferrals shall be credited to the Participant’s Account as of the date such amount would have been paid to the Participant.

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ARTICLE V

INVESTMENT MEASURES

5.01.	Investment Subaccounts

The Committee shall establish investment subaccounts within the Account of each Participant. The investment subaccounts shall be established only for bookkeeping purposes. An investment subaccount shall be established for each Investment Option.

5.02.	Investment Options

The Investment Options shall be selected by the Committee and identified on Exhibit I to the Plan. The Committee may change, delete or modify any of the Investment Options without the necessity of amending the Plan.

5.03.	Investment Direction

At the time an Eligible Employee first becomes a Participant, the Participant shall choose one or more of the Investment Options in integral multiples of 10%. Such Investment Options will be used as a measure of the investment performance of the Participant’s Account. An investment direction shall remain in effect with respect to all future deferrals until a new investment direction is made by the Participant in accordance with Section 5.04. To the extent a Participant fails to select an Investment Option, he or she shall be deemed to have elected the Investment Option designated as the default investment measure on Exhibit I.

5.04.	New Investment Directions

Once each calendar quarter a Participant may change his or her election direction among the Investment Options for future deferrals credited to his or her Account in accordance with procedures established by the Committee. An election to change an Investment Option shall be made on forms designated for this purpose by the Committee and shall specify the Investment Options that will be used to measure the investment performance of future deferrals in integral multiples of 10%. Until a Participant delivers a new election form to the Committee, his or her prior Investment Option selection shall control the measure of investment performance of his or her Account.

5.05.	Investment Transfers

A Participant or a Beneficiary (after the death of the Participant), may transfer to one or more different Investment Options all or a part (in integral multiples of 10%), of the amount credited to the Participant under an Investment Option. The transfer election shall be made on forms designated for this purpose by the Committee. A Participant may transfer among Investment Options in accordance with procedures established by the Committee; provided, however, that a Participant may not reallocate his or her Account among the Investment Options more than once each calendar quarter.

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5.06.	Crediting Earnings & Losses

Earnings and losses will be credited to, or debited from, a Participant’s Account as if such account balances were invested and the earnings reinvested in the Investment Options selected by the Participant (or if no Investment Options were selected for a portion of the Participant’s accounts, as if such account balances were invested according to the last sentence of Section 5.03) in the manner set forth in the following sentence. As of the last business day of each month in which any amount remains credited to the Account of a Participant, each portion of such Account deemed invested in a particular Investment Option shall either be credited or debited with an amount equal to the amount determined by multiplying the balance of such portion of such account as of the last day of the preceding month by the return rate for that month for the applicable Investment Option. As to any amount distributed or transferred from an Investment Option since the last day of the preceding month, the Company shall cease crediting and debiting the Participant’s subaccount for that Investment Option with earnings and losses on the last day of the month preceding the date of distribution.

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ARTICLE VI

VESTING

A Participant’s interest in his or her Account is always vested and nonforfeitable.

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ARTICLE VII

DISTRIBUTIONS

7.01.	Distribution Elections

Each Distribution Election Form is part of the Deferral Election on which it appears or to which it states it is related. The Committee may allow a Participant to file one Distribution Election Form for all of his or her Deferred Benefits.

7.02.	Commencement of Distributions

(a) Except as provided in the following subsections (b), (c), (d) and (e), payments to a Participant shall begin on the date or event he or she elects on the Distribution Election Form or in accordance with the last sentence of this Section 7.02(a). A Participant may elect on his or her Distribution Election Form that payments will begin on one of the following dates or events, the first to occur of two or more of the following dates or events or the last to occur of two or more of the following dates or events:

(1)	on the last day of the month in which his or her Termination occurs;

(2)	on the last day of the month in which he or she attains a specified age; or

(3)	on the last day of a specified month in a specified year.

Any Deferred Benefits for which a Participant has not filed a valid Distribution Election Form shall be paid to the Participant commencing on the earlier of the last day of the month in which the Participant attains age sixty-five or the last day of the month in which his or her Termination occurs.

(b) If a Participant Terminates as a result of Disability, his or her Deferred Benefits will be paid to the Participant in installments over a period of ten years commencing on the date of Termination. Notwithstanding the preceding sentence, the payment of benefits to a Specified Employee shall be governed by Section 7.02(e). If, after his or her Termination as a result of Disability, the Participant recovers before the balance in his or her Account is exhausted, distributions will be suspended and any remaining Deferred Benefits will be paid in accordance with the Participant’s Distribution Election Form and this Article VII.

(c) Upon the death of a Participant, the balance in his or her Account will be paid to the Participant’s Beneficiary in a lump sum on the last day of the month in which the Participant’s death occurs.

(d) The balance of the Participant’s Account shall be paid to the Participant (or his or her Beneficiary) in a lump sum within thirty days after a Control Change Date.

(e) If the Participant is a Specified Employee and if a distribution is payable on account of Termination for a reason other than Participant’s death or disability (as defined under

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Section 409A), then the distribution will be paid or commence to be paid as of the first day of the seventh month beginning after the Participant’s Termination. If the Participant’s benefit is payable in installments, the first such payment shall include any installments that would have been payable to the Participant prior to the first day of the seventh month beginning after his or her Termination but for the delay in payment required by the preceding sentence.

7.03.	Medium of Payment

All distributions from the Plan shall be paid in cash.

7.04.	Form of Payment

Except for payments triggered by a Participant’s Disability (which are governed by Section 7.02(b)), Deferred Benefits shall be paid in a lump sum unless the Participant’s Distribution Election Form specifies installment payments over a period of up to fifteen years (in which case the installments are treated as a single payment for purposes of Section 7.05 and Section 409A of the Code). If permitted on a Distribution Election Form, a Participant may elect one form of distribution if the payment begins on particular dates and another form of distribution if the payment begins on account of Termination. Installment payments shall reduce the Participant’s interest under each Investment Option pro rata.

7.05.	Changing Distribution Election

A Participant may amend his or her Distribution Election Form with respect to the commencement of distributions, the form of distributions or both if (i) the amended Distribution Form is completed and submitted to the Committee at least one year before the date that payments are scheduled to begin under the previous Distribution Election Form, (ii) the new Distribution Form is not given effect for one year after it is submitted to the Committee, (iii) the date that payments commence under the new Distribution Election Form is at least five years after the date that payments were scheduled to commence under the previous Distribution Election Form and (iv) the change in commencement date, form of payment or both conforms to the requirements of the Plan. The requirements of this Section 7.05 shall be applied in accordance with the regulations under Section 409A(a)(4)(C) of the Code.

7.06.	Hardship Distributions

(a) At its sole discretion and at the request of a Participant before or after the Participant’s Termination, the Committee may accelerate and pay all or part of a Participant’s Deferred Benefits under this Plan. Accelerated distributions may be allowed only in the event of an “unforeseeable emergency” (as defined under Section 409A of the Code). An accelerated distribution must be limited to the amount determined by the Committee to be necessary to satisfy the unforeseeable emergency. A Deferred Benefit is adjusted for a distribution under this section by reducing the Participant’s Account balance by the amount of the distribution. A distribution under this section shall reduce the Participant’s interest under each Investment Option pro rata.

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ARTICLE VIII

COMPANY’S OBLIGATION

The Plan is unfunded. A Deferred Benefit is at all times a mere contractual obligation of the Company. A Participant and his or her Beneficiaries have no right, title, or interest in the Deferred Benefits or any claim against them. All Deferred Benefits will be satisfied solely out of the general corporate assets of the Company, which shall remain subject to the claims of its creditors and the creditors of any Affiliate that is an employer of a Participant. The Company may establish one or more trusts under which payments may be made that will satisfy the Company’s obligations under this Plan to the extent of such payments. The assets of any such trusts will remain subject to the claims of the creditors of the Company and any Affiliate that is an employer of a Participant.

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ARTICLE IX

CONTROL BY PARTICIPANT

A Participant has no control over Deferred Benefits except according to his or her Deferral Election Forms, his or her Distribution Election Forms, his or her Beneficiary Designation Form, and any Investment Options elected on the form specified by the Committee. A Participant may not transfer or assign any rights that he or she has under the Plan other than by will or the laws of descent and distribution or by the designation of a Beneficiary. No right or interest of any Participant or Beneficiary under the Plan shall be liable for, or subject to, any lien, obligation or liability of such Participant or Beneficiary.

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ARTICLE X

AMENDMENT OR TERMINATION

Except as otherwise provided in this Article X, this Plan may be altered, amended, suspended, or terminated at any time by the Board; provided, however, that an amendment or termination of the Plan shall not result in a distribution of Deferred Benefits unless the distribution is permitted under Section 409A of the Code. Except for a termination of the Plan caused by the determination of the Board that the laws upon which the Plan is based have changed in a manner that negates the Plan’s objectives, the Board may not alter, amend, suspend, or terminate this Plan without the majority consent of all Eligible Employees if that action would result either in a distribution of all Deferred Benefits in any manner other than as provided in this Plan or that would result in immediate taxation of Deferred Benefits to Participants.

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ARTICLE XI

ADMINISTRATION

11.01.	Committee

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Committee’s interpretation and construction of any provision of the Plan shall be final and conclusive.

11.02.	Indemnification

The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of membership on the Committee relating to administration of the Plan, excepting only expenses and liabilities arising out of a member’s own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

11.03.	Eligibility Determinations

In addition to the powers hereinabove specified, the Committee shall have the power to select which employees of the Company and its Affiliates will be eligible to elect a Deferred Benefit under the Plan, to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to a benefit under the Plan.

11.04.	Information to Committee

To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

11.05.	Notices

Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person or business at its last known business address.

11.06.	Waiver

The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

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11.07.	Binding Nature of Plan

The Plan shall be binding upon the Company, its Affiliates and the successors and assigns of the Company and its Affiliates, subject to the provisions set forth in Article X, and upon a Participant, his or her Beneficiary, and either of their assigns, heirs, executors or committees.

11.08.	Construction

This Plan is created, adopted, and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-law rules). It is governed by those laws in all respects. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision. Use of one gender includes all, and the singular and plural include each other.

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EXHIBIT I

INVESTMENT OPTIONS

A fixed income fund designated by the Committee and communicated to Eligible Employees.

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Deferral Election Form

I. ACKNOWLEDGEMENT

I acknowledge that I have received a copy of the Owens & Minor, Inc., Executive Deferred Compensation Plan (hereinafter the “Plan”), that I am familiar with the provisions of the Plan and that my participation therein is subject to its terms and conditions.

I elect to participate in the Plan according to its provisions and according to the elections completed below. All capitalized terms not defined herein have the same meaning as given those terms in the Plan.

I also acknowledge that my Deferral Election in this Form is effective only with respect to Salary and any Cash Bonus that is not yet payable or paid.

II. PARTICIPANT INFORMATION

Please complete the blanks in A and B as necessary.

A.	General Information

1.	Name of Participant

2.	Address

3.	Social Security Number

4.	Date of Birth

B.	Purpose of this Form

This Form represents one or more of the following:

1.	an initial election to defer Salary or Cash Bonus
2.	a request to change or revoke a prior election as to future Deferrals of Salary or Cash Bonus
3.	a request to change an existing Distribution Election

Note that any request to change your Distribution Election with respect to deferrals for previous years (a) must be submitted at least one year before distributions are scheduled to commence under the prior election, (b) will not be given effect until one year after the new election is submitted, (c) must postpone the distribution at least five

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years from the date distributions will commence under the previous election and (d) the distribution event and form of payment must be consistent with the Plan.

III. DEFERRAL ELECTION

Please mark the appropriate elections and complete the blanks as necessary.

A.	Salary Deferral

1.	Please defer % (up to 100% in 1% multiples) of my Salary earned for each payroll period following the applicable Election Date as provided under the Plan. I understand that the amount deferred above will be deducted from my Salary that is paid on the last day of the payroll period following the Election Date for which this Deferral Election Form is effective. (Use this election to make an initial Salary deferral election, to increase a prior Salary election or to reduce (but not revoke) a prior Salary deferral election.)

2.	I do not wish to defer any part of my Salary.

3.	Please revoke my prior election to defer Salary.

B.	Cash Bonus Deferral

1.	Please defer % (up to 100% in 1% multiples) of my Cash Bonus for each performance period after the applicable Election Date as provided under the Plan. I understand that the amount deferred will be deducted from my Cash Bonus at the time or times that such Cash Bonus is to be paid. (Use this election to make an initial Cash Bonus deferral election, to increase a prior Cash Bonus deferral election or to reduce (but not revoke) a prior Cash Bonus deferral election.)

2.	I do not wish to defer any part of my Cash Bonus.

3.	Please revoke my prior election to defer Cash Bonus.

I acknowledge that the Deferral Election(s) shown above will remain in effect until I amend or revoke the election(s) by submitting a new election form.

IV. DISTRIBUTION ELECTION

Complete this Section to specify when your Deferred Benefits should be distributed and whether the distribution of your Deferred Benefits will be paid in a single sum or in installments.

Please mark the appropriate elections and complete the blanks as necessary.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

A. Commencement Date for Distribution

Please distribute amounts credited to my Account on the following date (the “Distribution Date”). (You may select any combination of 1, 2 or 3 below if you also select either the “earlier of” or “later of” provisions set forth below.)

1.	The last day of the calendar month in which I attain age [specify age which is at least one year after the applicable Election Date for this Deferral Election Form].

2.	The last day of the calendar month following the date of my termination of employment with the Company and its Affiliates (whether upon the Participant’s death, disability or otherwise).

3.	The last day of [specify month and year which is at least one year after the applicable Election Date for this Deferral Election Form.].

The Distribution Date will be the earlier or earliest to occur of any of the dates checked in 1, 2 or 3 above.

The Distribution Date will be the last to occur of any of the dates checked in 1, 2, or 3 above.

Note: Notwithstanding your election, the Plan provides that (i) the balance in your Account will be paid to your Beneficiary in a lump sum on the last day of the month in which your death occurs, (ii) the balance in your Account will be paid to you in a lump sum within thirty days after a Change in Control and (iii) if your employment Terminates on account of Disability, distributions will commence as of the date of Termination.

Note: Distributions on account of Termination will be postponed for six months as required by Section 409A of the Internal Revenue Code if you are a Specified Employee.

B. Method of Distribution

1.	I elect for my Deferred Benefit to be paid in installments as specified in a, b, or c below:

a. monthly installments for years (insert a whole number up to 15).

b. quarterly installments for years (insert a whole number up to 15).

c. annual installments for years (insert a whole number up to 15).

Note: the actual amount of monthly, quarterly or annual installments may differ somewhat from year to year, as a result of variances in earnings and losses over the payment period.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

2.	I elect for my Deferred Benefit to be paid in a lump sum.

3.	I elect for my Deferred Benefit to be paid in one form (an installment method or lump sum) if commencement is triggered by a particular date and a different form (an installment method or lump sum) if commencement is triggered by Termination. [specify which method of distribution applies to which commencement events elected above]

Note: If a Participant terminates employment on account of a Disability, any Deferred Benefit will be paid to the Participant in installments over ten (10) years commencing on the date his/her Disability is certified by the Committee unless the Committee, in its sole discretion, approves a longer or shorter payment period.

Note: Distributions triggered by death or Change in Control are paid in a lump sum.

Subject to the terms and conditions of the Plan, I am submitting this Deferral Election Form. I understand that my election to defer all or any part of my Salary or Cash Bonus in accordance with this Deferral Election Form is irrevocable after the applicable Election Date.

Signature of Participant

Date

ACCEPTED

By:

Date: